Exhibit 5.1





                                                                February 6, 2002




KeySpan Corporation
One MetroTech Center
Brooklyn, New York 11201-3850

Ladies and Gentlemen:

         We have acted as counsel to KeySpan Corporation, a New York corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and by KeySpan Trust I, KeySpan Trust II and KeySpan Trust III (the "Trusts") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the following securities of the Company: (i) debt securities, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities") (collectively, the "Debt Securities"); (ii) guarantees of trust preferred securities and certain back-up obligations (the "Guarantees"); (iii) shares of preferred stock, par value $.01 per share (the "Preferred Stock"); (iv) depositary shares (the "Depositary Shares"), evidenced by depositary receipts (the "Depositary Receipts"), representing fractional interests in a share of Preferred Stock; (v) shares of common stock, par value $.01 per share (the "Common Stock"); (vi) rights to purchase Series D Preferred Stock, par value $.01 per share (the "Rights");
(vii) contracts for purchase and sale of Common Stock (the "Purchase Contracts"); (viii) stock purchase units consisting of a Purchase Contract and a Debt Security of the Company, a share of Preferred Stock or a Depositary Share relating to Preferred Stock, a trust preferred security of a Trust or a debt obligation of a third party, including a U.S. Treasury security (the "Stock Purchase Units"); (ix) warrants to purchase Preferred Stock, Depositary Shares, Common Stock or Debt Securities (the "Warrants"); (x) warrant units consisting of a warrant to purchase Common Stock and a Debt Security, a share of Preferred Stock or a Depositary Share relating to Preferred Stock, or a trust preferred security of a Trust (the "Warrant Units"); and (xi) Common Stock, Debt Securities, Preferred Stock and Depositary Shares which may be issued upon exercise of Warrants or Purchase Contracts, whichever is applicable. The Debt Securities, the Guarantees, the Preferred Stock, the Depositary Shares, the Common Stock, the Rights, the Purchase Contracts, the Stock Purchase Units, the Warrants and the Warrant Units are hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $1,200,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

         The Senior Debt Securities will be issued under an Indenture (the "Senior Indenture"), dated as of November 1, 2000, between the Company and JPMorgan Chase Bank, as Trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issued under an Indenture (the "Subordinated Indenture") between the Company and JPMorgan Chase Bank, as Trustee (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the "Indentures."

         The Guarantees will be issued pursuant to a Guarantee Agreement between the Company and JPMorgan Chase Bank, as Trustee (the "Guarantee Agreement").

         The Depositary Shares will be issued under a Deposit Agreement among the Company, a financial institution to be determined, as Depositary (the "Depositary"), and the holders from time to time of the depositary receipts (the "Deposit Agreement").

         The Rights will be issued pursuant to a Rights Agreement, dated as of March 30, 1999, between the Company and The Bank of New York, as Rights Agent (the "Rights Agreement").

         The Purchase Contracts will be issued under a Purchase Contract Agreement (the "Purchase Contract Agreement") between the Company and a financial institution to be determined, as Purchase Contract Agent (the "Purchase Contract Agent").

         The Warrant Units will be issued under a Warrant Unit Agreement among the Company and a financial institution to be determined as Warrant Agent, Property Trustee and Agent.

         Warrants to purchase Preferred Stock, Depositary Shares and Common Stock are hereinafter referred to as the "Stock Warrants." Warrants to purchase Debt Securities are hereinafter referred to as "Debt Warrants." The Stock Warrants and the Debt Warrants are hereinafter referred to collectively as the "Securities Warrants." The Stock Warrants will be issued under a Stock Warrant Agreement (the "Stock Warrant Agreement") between the Company and a financial institution to be determined, as Stock Warrant Agent. The Debt Warrants will be issued under a Debt Warrant Agreement (the "Debt Warrant Agreement") between the Company and a financial institution to be determined, as Debt Warrant Agent. The Stock Warrant Agreement, the Warrant Unit Agreement and the Debt Warrant Agreement are hereinafter referred to collectively as the "Warrant Agreements." Each party to a Warrant Agreement other than the Company is referred to hereinafter as a "Warrant Agreement Counterparty."

         We have examined the Registration Statement, the Senior Indenture, the form of Subordinated Indenture, the form of Debt Securities, the form of Guarantee Agreement (which includes the Guarantees), the form of the Certificate of Amendment relating to the Preferred Stock, the form of the Deposit Agreement, a form of the share certificate for the Common Stock, the Rights Agreement, the form of the Purchase Contract Agreement (which includes the form of Purchase Contracts) and the forms of the Warrant Agreements, which have been filed with the Commission as exhibits to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) the Senior Indenture is the valid and legally binding obligation of the Senior Trustee, (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Trustee, (3) at the time of execution and delivery of any Guarantee Agreement, that Guarantee Agreement will be the valid and legally binding obligation of JPMorgan Chase Bank, as Trustee, (4) at the time of execution and delivery of any Deposit Agreement, that Deposit Agreement will be the valid and legally binding obligation of the Depositary party thereto, (5) the Rights Agreement is the valid and legally binding obligation of the Bank of New York, as Rights Agent, (6) at the time of execution, issuance and delivery of any Purchase Contracts, the related Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent and (7) at the time of execution and delivery of any Warrant Agreement, that Warrant Agreement will be the valid and legally binding obligation of the Warrant Agreement Counterparty thereto.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

     1. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board") to approve (1) the issuance and terms of any Debt Securities, (2) the terms of the offering thereof and related matters and
(3) in the case of Subordinated Debt Securities, the execution and delivery of the Subordinated Indenture in the form filed as an exhibit to the Registration Statement and (b) in the case of Subordinated Debt Securities, due execution and delivery by the Company of the Subordinated Indenture and (c) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

     2. With respect to the Guarantees, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of the
Guarantee Agreement in the form filed as an exhibit to the Registration Statement and the issuance and terms of the Guarantees and related matters, (b) the due execution, authentication, issuance and delivery of the trust preferred securities by the relevant Trust underlying such Guarantees, upon payment of the consideration therefor provided for such trust preferred securities in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement, the applicable Indenture and the Guarantee Agreement and (c) due execution and delivery by the Company of such Guarantee Agreement and the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

     3. With respect to the Preferred Stock, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance of the Preferred Stock, the terms of the offering thereof and related matters, (b) due filing of the Certificate of Amendment with the Secretary of State of the State of New York in the form filed as an exhibit to the Registration Statement and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

     4. With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the execution and delivery of the Deposit Agreement in the form filed as an exhibit to the Registration Statement and the issuance of the Depositary Shares, the terms of the offering thereof and related matters, (b) due execution and delivery by the Company of such Deposit Agreement and (c) due execution of the Depositary Receipts by the Depositary and the registrar therefor in accordance with the applicable definitive Deposit Agreement in the form filed as an exhibit to the Registration Statement, upon deposit of validly issued shares of Preferred Stock with the Depositary in accordance with such Deposit Agreement, the Depositary Shares will represent legal and valid interests in such Preferred Stock and the Depositary Receipts will constitute valid evidence of such interests in such Preferred Stock.

     5. With respect to the Common Stock, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

     6. With respect to the Rights, assuming that the Board of Directors of the Company, after fully informing itself with respect to the Rights Agreement and the Rights and after giving due consideration to all relevant matters, determined that the execution and delivery of the Rights Agreement and the issuance of the Rights thereunder would be in the best interests of the Company and its stockholders, when the shares of Common Stock have been duly issued and delivered upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, the Rights attributable to such shares of Common Stock will be validly issued.

     7. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of the Purchase Contract Agreement in the form filed as an exhibit to the Registration Statement and the terms of the offering thereof and related matters, (b) due execution and delivery by the Company of such Purchase Contract Agreement and (c) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

     8. With respect to the Stock Purchase Units, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve (1) the issuance and the terms of the Stock Purchase Units, (2) the execution and delivery of the Purchase Contract Agreement with respect to the Purchase Contracts which are a component of the Stock Purchase Units in the form filed as an exhibit to the Registration Statement, (3) the issuance of the Preferred Stock, the Debt Securities or the trust preferred securities of a Trust which are a component of the Stock Purchase Units, and the terms of the offering thereof and related matters, (b) due execution and delivery of such Purchase Contract Agreement, (c) due filing of the Certificate of Amendment with respect to such Preferred Stock with the Secretary of State of the State of New York and (d) the due execution, authentication, in the case of the Debt Securities, issuance and delivery of (1) the Stock Purchase Units, (2) such Purchase Contracts, (3) the Preferred Stock, Depositary Shares, the Debt Securities, or such trust preferred securities, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of such Purchase Contracts, the Indenture, in the case of the Debt Securities and the applicable amended and restated declaration of trust in the case of such trust preferred securities, such Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

     9. With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a related Warrant Agreement in the form filed as an exhibit to the Registration Statement and the terms of the offering thereof and related matters, (b) due execution and delivery by the Company of such Warrant Agreement and (c) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

     10. With respect to the Warrant Units, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve (1) the issuance and the terms of the Warrant Units, (2) the execution and delivery of the applicable Warrant Agreement with respect to the Warrant Units in the form filed as an exhibit to the Registration Statement, (3) the execution and delivery of the applicable Warrant Unit Agreement with respect to the Warrant Units, in a form established so as not to violate any applicable law or agreement or instrument then binding upon the Company and (4) the issuance of the Preferred Stock, the Debt Securities or the trust preferred securities of a Trust which are a component of the Warrant Units, and the terms of the offering thereof and related matters, (b) due execution and delivery by the Company of such Warrant Agreement and such Warrant Unit Agreement, (c) due filing of the Certificate of Amendment with respect to such Preferred Stock with the Secretary of State of New York and (d) the due execution, authentication, in the case of the Debt Securities, issuance and delivery of (1) the Warrant Units and (2) the Preferred Stock, the Debt Securities or such trust preferred securities in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such Warrant Agreement and such Warrant Unit Agreement and the applicable Indenture, in the case of the Debt Securities, and the amended and restated declaration of trust, in the case of such trust preferred securities, such Warrant Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         In connection with our opinion set forth in paragraph 6 above, we note that the questions whether the Board of Directors of the Company might be required to redeem the Rights at some future time, or to determine that the Rights should only be exchangeable without cash payment, will depend upon the facts and circumstances existing at that time and, accordingly, are beyond the scope of such opinion.

         Our opinions set forth in paragraphs 1, 2, and 4 and 6 through 10 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.





                                                 Very truly yours,

                                                 /s/ Simpson Thacher & Bartlett

                                                 SIMPSON THACHER & BARTLETT